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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement No. 33-60103 on Form S-4, in Registration Statement Nos. 33-42988, 33-43809, 33-76226 and 33-85018 all on Form S-3, and in Registration Statement Nos.33-43619, 33-59807, 33-72436, 33-84988 and 33-84990 all on Form S-8 of USA
Waste Services, Inc. of our report dated March 30, 1995 (relating to the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries not presented separately herein) appearing in this Current Report on Form 8-K of USA Waste Services, Inc.

         We also consent to the incorporation by reference in the above-mentioned Registration Statements of our report dated March 30, 1995 on the consolidated financial statements of Chambers Development Company, Inc. and subsidiaries appearing in USA Waste Services, Inc.'s Proxy Statement, Annual Report and Prospectus, which was filed as part of USA Waste Services, Inc.'s Registration Statement No. 33-59259 on Form S-4.


DELOITTE & TOUCHE LLP



Pittsburgh, Pennsylvania
July 14, 1995